                                                                   EXHIBIT 10(e)

                            RESTATED PURITAN-BENNETT
                           DEFERRED COMPENSATION PLAN
                           --------------------------


     THIS RESTATEMENT of the 1985 Puritan-Bennett Corporation Deferred Compensation Plan (the "1985 Plan") is made by the Puritan-Bennett Corporation (which, together with its subsidiaries and affiliates, shall be referred to herein as the "Corporation"), effective as of the 1st day of September, 1993 (the "Effective Date").

     WHEREAS, the Corporation established and maintains the 1985 Plan, consisting of separate but identical "Deferred Compensation Agreements" with a select group of management or highly compensated employees of the Corporation and "Policy Guidelines" developed by the Corporation; and

     WHEREAS, as part of the 1985 Plan each active participant is given the opportunity to annually elect to defer a portion of his salary and/or bonus for the next succeeding year; and

     WHEREAS, also as part of the 1985 Plan each participant is given the opportunity to elect, within available options, the form and time of payment of benefits under the 1985 Plan, and to designate a beneficiary for the payment of any benefits in the event of his death; and

     WHEREAS, pursuant to the 1985 Plan a separate "Investment Account" is maintained for each participant for the purpose of determining and measuring the amount of benefits payable to the participant or his beneficiary under the 1985 Plan; and

     WHEREAS, the quotients of the Investment Account balances credited to participants as of the Effective Date, divided by the Gross Up Fraction (which fraction was determined using the maximum corporate federal income tax rate in effect on the Effective Date) are reflected on Exhibit A, which balances shall be the "Beginning Account Balances" under this Plan pursuant to Section 3.01 hereof; and

     WHEREAS, the Corporation and each participant desire to amend the terms of the 1985 Plan effective as of the Effective Date.

     NOW, THEREFORE, except as otherwise provided in Section 4.01 hereof, the 1985 Plan, including or consisting of the Deferred Compensation Agreements and the Policy Guidelines, are void and of no further effect as of the Effective Date, and the 1985 Plan is hereby amended and restated in its entirety as of the Effective Date to read as follows (which restated Plan shall be referred to as the "Plan"):

                                   ARTICLE I
                                   ---------
                                  ELIGIBILITY
                                  -----------

     The Puritan-Bennett Corporation, by action of its Compensation Committee, shall determine from time to time the employees who shall be eligible to contribute to the Plan from among a select group of management or highly compensated employees of the Corporation.

Any person to whom an amount is owed by the Corporation pursuant to this Plan or the 1985 Plan shall be referred to herein individually as a "Participant" and collectively as the "Participants." At any given time, the persons who are eligible to contribute to the Plan shall be referred to herein individually as an "Active Participant" and collectively as the "Active Participants." The Compensation Committee shall in its sole discretion determine the identity of all Active Participants; no person shall have the right to be an Active Participant, without designation as such by the Compensation Committee, regardless of whether or not such person is a Participant.

                                   ARTICLE II
                                   ----------
                                 CONTRIBUTIONS
                                 -------------

     Active Participants may contribute all or any portion of their regular monthly salary, including where applicable, commission ("Salary"), and/or annual bonus compensation from the Corporation to the Plan (which contributions shall be referred to herein as "Contributions"); provided that if an Active Participant contributes any amount to the Plan for or during a calendar year, the minimum amount of Contribution for such year must be either $100 per month from salary or, if the Participant elects to make Contributions from bonus only, then $1,200 from the annual bonus; and provided further that any election to make Contributions from compensation payments resulting from services performed during any calendar year must be received by the Corporation no later than December 31 of the preceding calendar year. Active Participants may elect to have different amounts or percentages withheld from their monthly salary and from their annual bonus. If an Active Participant's Contributions for or during any Plan year total less than $1,200 (or would total less than $1,200 if made), such Contributions shall not be contributed (if not yet made to the Plan) and, to the extent of Contributions already made, shall be returned to such person, without interest or earnings, and required withholdings shall be made from such returned Contributions. Such returned Contributions shall be deemed to have never been contributed to the Plan.

                                  ARTICLE III
                                  -----------
                                ACCOUNT BALANCES
                                ----------------

     SECTION 3.01 BEGINNING ACCOUNT BALANCES. Each Participant's Beginning Account Balance is set forth upon Exhibit A hereto.

     SECTION 3.02 CONTRIBUTIONS. Contributions by Active Participants shall be credited to such Active Participant's Account Balance reflected on the books and records of the Plan, which books and records shall be maintained by the Corporation or its designee.

     SECTION 3.03 CREDITED EARNINGS. Each Participant's Account Balance and Contributions shall be credited with earnings (referred to herein as "Credited Earnings") at an annual rate equal to the Moody's Corporate Yield Average, plus one percent, as in effect on January 1 of each calendar year (which rate shall be referred to herein as the "Annual Crediting Rate"). The Annual Crediting Rate in effect from the Effective Date through December 31, 1993 is 7.97%. The Annual Crediting Rate shall be applied to the outstanding Account Balance of each Participant reflected on the books and records of the Plan from time to time. Contributions shall be credited with Credited Earnings from and after the date such Contribution is withheld from an Active Participant's compensation.

     SECTION 3.04 VALUE OF ACCOUNT BALANCE. The value of a Participant's Account Balance from time to time shall be the sum of the Participant's Beginning Account Balance, if any, the Participant's Contributions pursuant to the Plan, and the Participant's Credited Earnings. The Account Balances of the Participants are used solely as a method for measuring and determining the amount of benefits payable from the Corporation to each Participant.

                                   ARTICLE IV
                                   ----------
                              PAYMENT OF BENEFITS
                              -------------------

     SECTION 4.01  EXISTING PARTICIPANTS.

     (a) Existing Participants Receiving Payments. Any person who was a Participant in the 1985 Plan immediately prior to the Effective Date (an "Existing Participant") and whose "Payment Date" or "Benefit Commencement Date" pursuant to the 1985 Plan occurred prior to the Effective Date shall receive payment in the amount, at the time and in the form specified by the 1985 Plan.

     (b) Existing Participants Not Receiving Payments. An Existing Participant whose "Payment Date" or "Benefit Commencement Date" pursuant to the 1985 Plan had not occurred prior to the Effective Date, shall receive payment of an amount equal to such Existing Participant's Account Balance determined as of the end of the month preceding the date of payment or commencement of payments, which amount shall be payable at the time and in the form specified by the 1985 Plan, except that any such Existing Participant may irrevocably elect prior to November 30, 1993, to instead receive payment in one of the forms set forth under Section 4.03 below, and except that any such Existing Participant who is an active employee of the Corporation on the Effective Date may irrevocably elect prior to November 30, 1993, to instead receive payment at one of the times set forth under Section 4.02 below.

     SECTION 4.02 NEW PARTICIPANTS--TIME OF PAYMENT. Any individual who becomes a Participant for the first time on or after the Effective Date (a "New Participant") shall make, prior to making any Contributions to the Plan, a one-time irrevocable election, from among the following options, as to the time as of which payment of benefits due to him pursuant to the Plan will be made or commence (such time being sometimes referred to herein as the New Participant's "Payment Date" or, in the case of benefits payable in installments, the "Benefit Commencement Date"):

        (a) the date of termination of the Participant's employment with the Corporation, including termination by reason of the Participant becoming "totally disabled" (as defined in Section 4.06);

        (b) the earlier of - (i) the date the Participant becomes "totally disabled", or (ii) the date the Participant attains age sixty (60), whether before or after termination of employment; or

        (c) the earlier of - (i) the date the Participant becomes "totally disabled", or (ii) the date the Participant attains age sixty-five (65), whether before or after termination of employment.

If a New Participant fails to elect the time of payment of his benefits in accordance with the foregoing, he shall nevertheless be deemed to have elected to receive such benefits pursuant to (c) above. Actual payment or commencement of payment of benefits may be made, at the Corporation's election, at any time within sixty (60) days following the Payment Date or Benefit Commencement Date of the Participant.

   SECTION 4.03 NEW PARTICIPANTS--FORM OF PAYMENT. Each Participant shall also make, prior to making any Contribution, a one-time irrevocable election, with respect to all benefits payable during his lifetime pursuant to the Plan, as to whether such benefits will be paid in a single lump sum, in monthly installments for the life of the Participant, or in a combination of the two.
In the event a Participant elects to receive distribution in a combination of lump sum and installments, such Participant shall also elect a percentage or amount of his Account Balance that shall be paid in a lump sum and the remainder shall be used to provide installment payments as if such remainder were the Participant's entire Account Balance. In the event a New Participant shall fail to make an election as to the form of payment pursuant to this Section 4.03, his benefits shall be payable in monthly installments. All required withholdings shall reduce the payments which Participants are otherwise entitled to receive pursuant to this Plan.

   SECTION 4.04  NEW PARTICIPANTS--AMOUNT OF BENEFITS.

   SECTION 4.04(A) LUMP SUM PAYMENT. In the event the benefits payable to a New Participant during his lifetime are payable in a lump sum pursuant to
Section 4.03, the amount of such lump sum payment shall be the New Participant's Account Balance as of the end of the month preceding the Payment Date.

   SECTION 4.04(B) INSTALLMENT PAYMENTS. In the event the benefits payable to a New Participant during his lifetime are payable in monthly installments for the life of the New Participant pursuant to Section 4.03, the amount of such monthly installments shall be calculated by first determining the New Participant's Account Balance as of the end of the month preceding the Benefit Commencement Date as if he had elected to receive a lump sum payment (the "Ending Account Balance"), which Ending Account Balance shall remain static and not thereafter receive allocations of Credited Earnings. The monthly payments shall then be fixed by the Corporation for the calendar year in which the New Participant's Benefit Commencement Date occurs and for each subsequent calendar year in advance of the first monthly payment to be made during such year. With respect to each such calendar year, the monthly payments to be made to a New Participant during such year (which, in the case of the first and last years during which payment is made, may be less than twelve monthly payments) shall be calculated by first determining the product of the Ending Account Balance and the Annual Crediting Rate in effect for such year, and then dividing that amount by twelve.

   SECTION 4.05 DEATH BENEFITS. Upon the death of a Participant, either before the date he receives his entire Account Balance in a lump sum payment or before or after his Benefit Commencement Date, the Participant's designated beneficiary shall be entitled to receive a monthly benefit for a period of fifteen (15) years from the date of death of the Participant or, if the beneficiary shall be the Participant's spouse (at the time of the Participant's death) and such spouse shall live for more than fifteen (15) years, then for the lifetime of such spouse. The amount of any such death benefit shall be determined and redetermined from year to year in the same manner as is provided in Section 4.04 with respect to monthly installments to a Participant during his lifetime. If the Participant shall die before the date he receives his entire Account Balance in a lump sum payment or before his Benefit Commencement Date, and before attainment of age sixty-five (65), the amount of the monthly death benefit shall be determined in the same manner, except that the value of the Participant's Ending Account Balance upon which the benefit is based shall be deemed to be the following percentage of the actual value of such Ending Account Balance:

        Age at Death               Percentage of Ending
        ------------               --------------------
                                      Account Balance
                                      ---------------

         30-40                             200%
         41-50                             175%
         51-60                             150%
         61-64                             125%

In the event no beneficiary is designated by a Participant or there is no such designated beneficiary living at the date of the Participant's death, payment of the lump sum present value of monthly benefits for the fifteen (15) year guaranteed payment period shall be made to the Participant's estate. In the event of the death of all designated beneficiaries after the commencement of payment of death benefits to such beneficiaries but prior to the end of the fifteen (15) year guaranteed payment period, payment of the lump sum present value of the remaining guaranteed monthly benefits shall be made to the estate of the last such beneficiary or beneficiaries to die. For purposes of the preceding two sentences, both the amount of the monthly benefits and the discount rate used in determining the lump sum present value of such monthly benefits shall be based on the Annual Crediting Rate in effect as of the end of the month preceding the payment.

   SECTION 4.06 TOTALLY DISABLED. For purposes of this Plan, a Participant shall be deemed to be "totally disabled" and thus to have terminated employment with the Corporation at such time as he is considered to be totally and permanently disabled under, and thereby first entitled to and receives a payment under the long-term disability insurance ("LTD") program maintained by the Corporation, or if no such LTD program is then in effect or the Participant is not eligible for benefits thereunder, then ninety (90) days following such date as the Corporation determines that the Participant initially became totally and permanently disabled.

                                   ARTICLE V
                                   ---------
                                   TRUST FUND
                                   ----------

   The Corporation has established a trust fund pursuant to an agreement with Wachovia Bank of North Carolina, N.A., as trustee (the "Trustee"), dated May 22, 1992 (the "Trust Agreement"). Any payments to a Participant from such trust fund shall, to the extent thereof, discharge the Corporation's obligations pursuant to this Plan.

                                  ARTICLE VI
                                  ----------
                           AMENDMENT AND TERMINATION
                           -------------------------

   Puritan-Bennett Corporation reserves the right, at any time, by action of its Board of Directors, to modify or amend, in whole or in part, any or all provisions of the Plan, including specifically the right to make any such amendment effective retroactively. Any such amendment may have the effect of stopping or delaying Contributions to the Plan even though the Participant has already elected to make such Contributions. Any such amendment may also revise the method of determining Account Balances, including revisions to the Annual Crediting Rate. No amendment may, however, have the effect of reducing any Account Balance in existence as of the end of the month preceding the date of the amendment. Puritan-Bennett Corporation may, by action of its Board of Directors, terminate or partially terminate the Plan at any time. Puritan-Bennett Corporation also reserves the right, by action of its Board of Directors, to amend or terminate the Plan in a manner that results in distribution of any Account Balances prior to the time any Participant has elected to receive such Account Balance. Puritan-Bennett Corporation may, however, by action of its Board of Directors, choose in its discretion to make payment of the amount credited to any Participant's Account Balance at the time elected for distribution by such Participant, notwithstanding an amendment or termination of the Plan.

                                  ARTICLE VII
                                  -----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

   SECTION 7.01 NON-GUARANTY OF EMPLOYMENT. Nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discharge any Participant at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

   SECTION 7.02 GOVERNING LAW. This Plan shall be construed in accordance with the laws of the State of Kansas.

   SECTION 7.03 FACILITY OF PAYMENT. In making any distribution to or for the benefit of any minor or incompetent Participant or beneficiary, the Corporation, in its sole, absolute and uncontrolled discretion may, but need not, order the Trustee to make (subject to the terms of the Trust Agreement), or itself make such distribution to a legal or natural guardian of such minor or incompetent and any such guardian shall have full authority and discretion to expend such distribution for the use and benefit of such minor or incompetent and the receipt of such guardian shall be a complete discharge to the Trustee and the Corporation without any responsibility on their part to see the application thereof.

   SECTION 7.04 TEXT OF PLAN DOCUMENT CONTROLS. Titles of articles and sections in this Plan are inserted for convenience of reference only and in the event of any conflict, the text of this instrument, rather than such titles, shall control.

   SECTION 7.05 NON-GENDER CLAUSE. Any word herein used in the masculine shall read and be construed in the feminine wherever they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

   SECTION 7.06 PLAN INTERPRETATION. The Corporation shall have sole and absolute discretion and authority to interpret all provisions of this Plan and to resolve all questions arising under this Plan; including, but not limited to, determining whether any person is eligible to contribute to this Plan, whether any person shall receive any payments pursuant to this Plan, and the amount of any payments to be paid pursuant to this Plan. Any interpretation, resolution or determination of the Corporation pursuant to this Section shall be final and binding upon all concerned.

   IN WITNESS WHEREOF, the Corporation has executed this restated Plan, effective as of the 1 day of September, 1993.


Attest:                        PURITAN-BENNETT CORPORATION

By:  /s/ Derl S. Treff         By:  /s/ Lee Robbins
   ----------------------      -----------------------------------
Title:     Treasurer           Title: Vice President and Chief Financial Officer
      -------------------            -------------------------------------------
                               Date: September 13, 1993
                                    -----------------------------------------